CELSION CORPORATION
CERTIFICATION
PURSUANT TO 18 UNITED STATES CODE § 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2009 of Celsion Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 5, 2009
             /s/ Michael H. Tardugno
              Michael H. Tardugno
                  Chief Executive Officer

August 5, 2009
/s/ Sean Moran
Sean Moran
Senior Vice President & Chief Financial Officer